As filed with the Securities and Exchange Commission on June 1, 2006

Registration Nos. 333-134261, 333-134261-01 and 333-134261-02

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BB&T Corporation BB&T Capital Trust II BB&T Capital Trust III	North Carolina Delaware Delaware	56-0939887 51-6575355 51-6575356
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 West Second Street Winston-Salem, North Carolina 27101 (336) 733-2000

M. Patricia Oliver, Esq.

Executive Vice President, General Counsel, Secretary and

Chief Corporate Governance Officer

BB&T Corporation

200 West Second Street

Winston-Salem, North Carolina 27101

(336) 733-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address and telephone number, including area code, of agent for service)

Copy to:

David A. Zagore, Esq.

Squire, Sanders & Dempsey L.L.P.

4900 Key Tower

127 Public Square

Cleveland, Ohio 44114-1304

(216) 479-8500

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Security	Proposed maximum aggregate offering price	Amount of registration fee
Junior Subordinated Debentures of BB&T Corporation	(1)(2)	(1)	(1)	(1)
Trust Preferred Securities of BB&T Capital Trust II	600,000	$1,000	$600,000,000	$64,200
Trust Preferred Securities of BB&T Capital Trust III	(1)	(1)	(1)	(1)
BB&T Corporation Guarantees with respect to the Trust Preferred Securities	(3)	(3)	(3)	(1)(3)
Total	600,000	$1,000	$600,000,000	$64,200

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Any securities registered hereby may be sold separately or as units with other securities registered hereunder. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(2)	Junior Subordinated Debentures may be purchased by BB&T Capital Trust II or BB&T Capital Trust III (separately, each trust is also referred to as an “Issuer Trust” and together as the “Issuer Trusts”) with the proceeds of the sale of the Trust Preferred Securities of that Issuer Trust, together with the proceeds received from BB&T Corporation (the “Company”) for the common securities to be issued by that Issuer Trust to the Company. No separate consideration will be received for such Junior Subordinated Debentures. Such Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of Trust Preferred Securities of the applicable Issuer Trust upon certain events described in the applicable Trust Agreement of such Issuer Trust.

(3)	The Company is also registering pursuant to this Registration Statement the Company’s Guarantees and other obligations that it may have with respect to Trust Preferred Securities issued by any of the Issuer Trusts. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate consideration will be received for any such Guarantee or any other such obligations.

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement (File Nos. 333-134261, 333-134261-01 and 333-134261-02) is being filed by BB&T Corporation, BB&T Capital Trust II and BB&T Capital Trust III for the purpose of (i) updating the Calculation of Registration Fee table pursuant to Rule 456 under the Securities Act, (ii) updating Part II, Item 14 Other Expenses of Issuance and Distribution, and (iii) filing an additional exhibit to the Registration Statement. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses in connection with this offering, other than underwriting discounts and commissions, are as follows:

Registration statement filing fee	$64,200
NASD Filing Fees	75,500
Trustee fees and expenses	25,000
Legal fees and expenses	200,000
Accounting fees and expenses	50,000
Rating agency fees	300,000
Printing and engraving costs	15,000
Miscellaneous	50,000

Total	$779,700

Item 16.	Exhibits.

The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description

1.1	Form of Underwriting Agreement for Trust Preferred Securities*

4.1	Amended and Restated Articles of Incorporation of BB&T, as amended, which is incorporated by reference to Exhibit 3(i) of BB&T’s Annual Report on Form 10-K, filed March 7, 2005 (Article IV of Exhibit 3(i) relates to Junior Participating Preferred Stock)

4.2	Bylaws of BB&T, as Amended and Restated effective April 25, 2006, which is incorporated by reference to Exhibit 3(ii) of BB&T’s Current Report on Form 8-K filed on April 25, 2006

4.3	Junior Subordinated Indenture (including Form of Junior Subordinated Debenture) between BB&T and U.S. Bank National Association, as trustee, dated as of August 18, 2005, which is incorporated by reference to Exhibit 99.1 of BB&T’s Current Report on Form 8-K filed August 24, 2005

4.4	First Supplemental Indenture between BB&T and U.S. Bank National Association, as trustee, dated as of August 18, 2005, which is incorporated by reference to Exhibit 99.2 of BB&T’s Current Report on Form 8-K filed on August 24, 2005

4.5	Certificate of Trust of BB&T Capital Trust II, as filed with the Delaware Secretary of State on May 12, 2006**

4.6	Certificate of Trust of BB&T Capital Trust III, as filed with the Delaware Secretary of State on May 12, 2006**

4.7	Trust Agreement of BB&T Capital Trust II dated as of May 12, 2006, among BB&T, Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees named therein**

4.8	Trust Agreement of BB&T Capital Trust III dated as of May 12, 2006, among BB&T, Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees named therein**

4.9	Form of Amended and Restated Trust Agreement for BB&T Capital Trust II among BB&T Corporation, as depositor, U.S. Bank National Association, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees named therein**

II-1

4.10	Form of Amended and Restated Trust Agreement for BB&T Capital Trust III among BB&T Corporation, as depositor, U.S. Bank National Association, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees named therein**

4.11	Form of Guarantee Agreement for BB&T Capital Trust II between BB&T Corporation, as guarantor, and U.S. Bank National Association, as trustee**

4.12	Form of Guarantee Agreement for BB&T Capital Trust III between BB&T Corporation, as guarantor, and U.S. Bank National Association, as trustee**

4.13	Form of Capital Security Certificate for BB&T Capital Trust II (included as Exhibit C to Exhibit 4.9)

4.14	Form of Capital Security Certificate for BB&T Capital Trust III (included as Exhibit C to Exhibit 4.10)

5.1	Opinion of M. Patricia Oliver, Esq., Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T**

5.2	Opinion of Richards, Layton & Finger, P.A. with respect to BB&T Capital Trust II**

5.3	Opinion of Richards, Layton & Finger, P.A. with respect to BB&T Capital Trust III**

8.1	Tax opinion of Squire, Sanders & Dempsey L.L.P.***

12.1	Statement re Computation of Ratios, which is incorporated by reference to Exhibit 12 of BB&T’s Quarterly Report on Form 10-Q filed May 5, 2006

23.1	Consent of M. Patricia Oliver, Esq., Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T (included in Exhibit 5.1)

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.2 and 5.3)

23.3	Consent of PricewaterhouseCoopers LLP**

24.1	Power of Attorney**

25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee, under the Junior Subordinated Indenture**

25.2	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee, under the Guarantee Agreement with respect to the Trust Preferred Securities of BB&T Capital Trust II**

25.3	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee, under the Guarantee Agreement with respect to the Trust Preferred Securities of BB&T Capital Trust III**

25.4	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee, under the Amended and Restated Trust Agreement of BB&T Capital Trust II**

25.5	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee, under the Amended and Restated Trust Agreement of BB&T Capital Trust III**

*	To be filed subsequently on Form 8-K or by a post-effective amendment

**	Previously filed

***	Filed herewith

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on June 1, 2006.

BB&T CORPORATION

By:	/s/ M. Patricia Oliver
Name:	M. Patricia Oliver
Title:	Executive Vice President, General Counsel,
Secretary and Chief Corporate Governance Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on June 1, 2006.

*	/s/ John A. Allison, IV	*	/s/ Christopher L. Henson
Name:	John A. Allison, IV	Name:	Christopher L. Henson
Title:	Chairman of the Board and	Title:	Senior Executive Vice President
	Chief Executive Officer		and Chief Financial Officer
	(principal executive officer)		(principal financial officer)

*	/s/ Edward D. Vest	*	/s/ Jennifer S. Banner
Name:	Edward D. Vest	Name:	Jennifer S. Banner
Title:	Executive Vice President	Title:	Director
and Corporate Controller
(principal accounting officer)

*	/s/ Anna R. Cablik	*	/s/ Nelle Ratrie Chilton
Name:	Anna R. Cablik	Name:	Nelle Ratrie Chilton
Title:	Director	Title:	Director

*	/s/ Tom D. Efird	*	/s/ Ronald E. Deal
Name:	Tom D. Efird	Name:	Ronald E. Deal
Title:	Director	Title:	Director

*	/s/ L. Vincent Hackley	*	/s/ Barry J. Fitzpatrick
Name:	L. Vincent Hackley	Name:	Barry J. Fitzpatrick
Title:	Director	Title:	Director

*	/s/ John P. Howe III, M.D.	*	/s/ Jane P. Helm
Name:	John P. Howe III, M.D.	Name:	Jane P. Helm
Title:	Director	Title:	Director

*	/s/ Albert O. McCauley	*	/s/ J. Holmes Morrison
Name:	Albert O. McCauley	Name:	J. Holmes Morrison
Title:	Director	Title:	Director

*	/s/ Nido R. Qubein	*	/s/ E. Rhone Sasser
Name:	Nido R. Qubein	Name:	E. Rhone Sasser
Title:	Director	Title:	Director

*By:	/s/ M. Patricia Oliver	*	/s/ James H. Maynard
Name:	M. Patricia Oliver	Name:	James H. Maynard
Title:	Attorney-in-Fact	Title:	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, BB&T Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on June 1, 2006.

BB&T CAPITAL TRUST II

BY:	BB&T CORPORATION, AS DEPOSITOR

By:	/s/ M. Patricia Oliver
Name:	M. Patricia Oliver
Title:	Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, BB&T Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on June 1, 2006.

BB&T CAPITAL TRUST III

BY:	BB&T CORPORATION, AS DEPOSITOR

By:	/s/ M. Patricia Oliver
Name:	M. Patricia Oliver
Title:	Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer